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                                                                    Exhibit 32.2

                CERTIFICATION OF CHIEF FINANCIAL OFFICER OF ENDO
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Endo Pharmaceuticals Holdings Inc. (the "Company") for the quarterly period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Jeffrey R. Black, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ JEFFREY R. BLACK
--------------------
Name: Jeffrey R. Black
Title:Chief Financial Officer
Date: August 14, 2003

This certification accompanies this Quarterly Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed "filed" by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section.

A signed original of this written statement required by Section 906 has been provided to, and will be retained by, Endo Pharmaceuticals Holdings Inc. and furnished to the Securities and Exchange Commission or its staff upon request.